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                                                               EXHIBIT (a)(1)(E)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                        ASCENT ENTERTAINMENT GROUP, INC.
                                       AT

                              $15.25 NET PER SHARE

                                       BY

                         LIBERTY AEG ACQUISITION, INC.,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                           LIBERTY MEDIA CORPORATION

--------------------------------------------------------------------------------
         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
                 NEW YORK CITY TIME, ON MONDAY, MARCH 27, 2000,
                         UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                               February 29, 2000

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated February 29, 2000 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by Liberty AEG Acquisition, Inc., a Delaware corporation (the "Purchaser") and an indirect wholly owned subsidiary of Liberty Media Corporation, a Delaware corporation ("Liberty Media"), to purchase shares of common stock, par value $.01 per share (the "Shares"), of Ascent Entertainment Group, Inc., a Delaware corporation ("Ascent"), at $15.25 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to stockholders of Ascent from the Chairman of the Board of Directors of Ascent accompanied by Ascent's Solicitation/Recommendation Statement on Schedule 14D-9.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The tender price is $15.25 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

          2. The Board of Directors of Ascent has approved the Merger Agreement (as defined below), and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, and determined that the Offer and the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in
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     the best interests of, the stockholders of Ascent and recommends that the stockholders of Ascent accept and tender their Shares pursuant to the Offer.

          3. The Offer is being made for all outstanding Shares.

          4. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of February 22, 2000 (the "Merger Agreement"), among the Purchaser, Liberty Media and Ascent pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into Ascent, with Ascent surviving the merger as an indirect wholly owned subsidiary of Liberty Media (the "Merger"). In the Merger, each outstanding Share (other than Shares owned by Ascent, the Purchaser, Liberty Media or any direct or indirect wholly owned subsidiary of Liberty Media or of Ascent or by stockholders, if any, who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted into the right to receive $15.25 per Share, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

          5. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Shares that, together with any Shares owned by the Purchaser, Liberty Media and Liberty Media's other direct or indirect subsidiaries, would represent at least a majority of all outstanding Shares on a fully diluted basis on the date of purchase, (2) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having expired or been terminated, and (3) Liberty Media having obtained special temporary authorization or approval from the Federal Communications Commission for the transfer of control of certain FCC licenses. Certain other conditions to the Offer are described in Section 14 of the Offer to Purchase.

          6. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, March 27, 2000, unless the Offer is extended by the Purchaser.

          7. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any of or all your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified below. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by The Bank of New York (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures described in Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. THE PURCHASER SHALL NOT HAVE ANY OBLIGATION TO PAY INTEREST ON THE PURCHASE PRICE FOR TENDERED SHARES, WHETHER OR NOT THE PURCHASER EXERCISES ITS RIGHT TO EXTEND THE OFFER.

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     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                        ASCENT ENTERTAINMENT GROUP, INC.
                                       BY
                         LIBERTY AEG ACQUISITION, INC.,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                           LIBERTY MEDIA CORPORATION

     The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase, dated February 29, 2000, of Liberty AEG Acquisition, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Liberty Media Corporation, a Delaware corporation, and the related Letter of Transmittal, relating to shares of common stock, par value $.01 per share of Ascent Entertainment Group, Inc., a Delaware corporation (the "Shares").

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned on the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.


Dated:                                             --------------------------------------------
-----------------------------------------, 2000    --------------------------------------------

Number of Shares to be Tendered*                   Signature(s)
------------------------------------- Shares       --------------------------------------------
                                                   --------------------------------------------

                                                   Please Print names(s)
                                                   Address
                                                   --------------------------------------------
                                                   --------------------------------------------
                                                   --------------------------------------------
                                                   --------------------------------------------

                                                   (Include Zip Code)
                                                   Area Code and Telephone No.
                                                   --------------------------------------------

                                                   Taxpayer Identification or Social
                                                   Security No.
                                                   ----------------------------------------

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* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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